As filed with the Securities and Exchange Commission on June 19, 2008

Securities Act Registration No. 333-_______
Exchange Act File No. 001-31539
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	41-0518430
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

1776 Lincoln Street, Suite 700
Denver, Colorado 80203
(Address of Principal Executive Offices) (Zip Code)

St. Mary Land & Exploration Company 2006 Equity Incentive Compensation Plan
(Full title of the plan)

Anthony J. Best
President and Chief Executive Officer
St. Mary Land & Exploration Company
1776 Lincoln Street, Suite 700
Denver, Colorado 80203
(Name and address of agent for service)

(303) 861-8140
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.01 par value (1)	2,001,194 shares(2)	$59.89(3)	$119,851,508.66	$4,710.16(4)(5)
_______________

(1)
Includes associated stock purchase rights under the registrant’s shareholder rights plan adopted on July 15, 1999, as amended, that are deemed to be delivered with each share of common stock issued by the registrant and currently are not separately transferable apart from the common stock.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional shares which become issuable as a result of a stock split, stock dividend or similar transaction.

(3)
Solely for the purpose of computing the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, the price shown is based upon the price of $59.89 per share, which is the average of the high and low selling prices for the registrant’s common stock as reported on the New York Stock Exchange on June 16, 2008.

(4)	Calculated under Section 6(b) of the Securities Act of 1933 as 0.00003930 of $119,851,508.66.

(5)
Of the total of 2,001,194 shares registered under this registration statement, a total of 205,191 shares were previously registered under a Registration Statement on Form S-8 (File No. 333-106438) of St. Mary Land & Exploration Company filed on June 25, 2003 (the “Prior S-8 Registration Statement”), and the balance of the shares are newly registered shares.  Such 205,191 shares (the “Previously Registered Shares”) have not been offered or sold pursuant to the Prior S-8 Registration Statement.  Pursuant to Rule 457(p) under the Securities Act of 1933, the registration fee of $4,710.16 for this registration statement is offset by a registration fee of $449.36 previously paid by St. Mary Land & Exploration Company for the Prior S-8 Registration Statement with respect to the Previously Registered Shares.

EXPLANATORY NOTE

This registration statement relates to the previously filed registration statement discussed below and is being filed under General Instruction E. of Form S-8 in order to register additional shares of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective.

On May 17, 2006, the registrant filed a registration statement on Form S-8 (File No. 333-134221) to register 2,600,225 shares of common stock issuable under the St. Mary Land & Exploration Company 2006 Equity Incentive Compensation Plan (the “Plan”).  The contents of that registration statement are incorporated by reference into this registration statement.  The registrant is now filing this separate registration statement to register an additional 2,001,194 shares of common stock which may be issued under the Plan.  Of the additional 2,001,194 shares of common stock being registered under this registration statement, (i) 1,500,000 shares are attributable to an amendment to the Plan approved by the stockholders of the registrant on May 21, 2008; (ii) 205,191 shares are attributable to forfeited awards under predecessor plans, which pursuant to the terms of the Plan are added to the number of shares issuable under the Plan; and (iii) 296,003 shares are attributable to shares withheld or delivered for tax withholding purposes in connection with the settlement of awards prior to May 21, 2008, which pursuant to the terms of the Plan are not deducted from the number of shares issuable under the Plan.

Item 8.                        Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

5.1*	Opinion of Ballard Spahr Andrews & Ingersoll, LLP
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
23.3*	Consent of Ryder Scott Company, L.P.
23.4*	Consent of Netherland, Sewell & Associates, Inc.
24.1*	Power of Attorney (included in signature page hereof)
99.1
St. Mary Land & Exploration Company 2006 Equity Incentive Compensation Plan, As Amended and Restated as of March 28, 2008 (filed on May 27, 2008 as Exhibit 10.1 to the registrant’s Current Report on Form 8-K and incorporated herein by reference)

____________________________
* Filed herewith.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 19, 2008.

                    ST. MARY LAND & EXPLORATION COMPANY

                    By:  /s/ ANTHONY J. BEST
                    Anthony J. Best,
                    President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes, constitutes and appoints Anthony J. Best and Mark T. Solomon his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, and each with full power to act alone, for the undersigned and in his or her own name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and other amendments thereto) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing as the undersigned could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by  virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ ANTHONY J. BEST Anthony J. Best	President and Chief Executive Officer, and Director	June 19, 2008
/s/ MARK T. SOLOMON Mark T. Solomon	Controller and Acting Principal Financial Officer	June 19, 2008
/s/ MARK A. HELLERSTEIN Mark A. Hellerstein	Chairman of the Board of Directors	June 12, 2008
/s/ BARBARA M. BAUMANN Barbara M. Baumann	Director	June 19, 2008
/s/ LARRY W. BICKLE Larry W. Bickle	Director	June 19, 2008
/s/ WILLIAM J. GARDINER William J. Gardiner	Director	June 13, 2008
/s/ JULIO M. QUINTANA Julio M. Quintana	Director	June 19, 2008
/s/ JOHN M. SEIDL John M. Seidl	Director	June 19, 2008
/s/ WILLIAM D. SULLIVAN William D. Sullivan	Director	June 19, 2008